Exhibit 99.4
July 8, 2011
Acadia Healthcare Company, Inc.
830 Crescent Centre Drive, Suite 610
Franklin, Tennessee 37067
Ladies and Gentlemen:
     We hereby consent to the reference to our firm or to certain information that was published by us in IBISWorld Industry Report 62399, published in August 2010, and IBISWorld Industry Report 62322, published in May 2011 (collectively, “the Reports”) in the Registration Statement on Form S-4 of Acadia Healthcare Company, Inc., (the “Company”), and any amendments thereto (the “Registration Statement”). We further consent to the inclusion of this consent as an exhibit to the Registration Statement.

Sincerely, IBIS World Inc
By:	/s/ Austin Riley
	Name:	Austin Riley
	Title:	Client Relationship Manager